UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2004

BANKUNITED FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13921	65-0377773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Alhambra Circle	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 569-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 27, 2004, the Board of Directors (the “Board”) of BankUnited Financial Corporation, a Florida corporation (the “Company”), appointed Tod Aronovitz and Lauren Camner to the Board. Tod Aronovitz was appointed to serve as a Class I director until the next annual meeting of stockholders.

Lauren Camner, who is currently a member of the Board of Directors of BankUnited, FSB (“BankUnited”), was appointed to serve as a Class II director until the next annual meeting of stockholders. Ms. Camner is currently employed by BankUnited as its Vice President of Investor Relations and Vice President, Website Manager and has been paid approximately $102,950 for her services since the beginning of the Company’s 2004 fiscal year which commenced on October 1, 2003. Ms. Camner is the daughter of the Company’s Chairman and Chief Executive Officer, Alfred R. Camner.

Pursuant to the Company’s bylaws, both appointees will stand for re-election at the Company’s next annual meeting of stockholders.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c)	Press Release of BankUnited Financial Corporation dated August 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKUNITED FINANCIAL CORPORATION

Date: August 31, 2004
	By:	/s/ Humberto L. Lopez
	Name:	Humberto L. Lopez
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit Index

99	Press Release of BankUnited Financial Corporation dated August 30, 2004.